UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADESTO TECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1	Title of each class of securities to which transaction applies:
	2	Aggregate number of securities to which transaction applies:
	3	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	4	Proposed maximum aggregate value of transaction:
	5	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1	Amount Previously Paid:
	2	Form, Schedule or Registration Statement No.:
	3	Filing Party:
	4	Date Filed:

May 4, 2017

To Our Stockholders,

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Adesto Technologies Corporation. The meeting will be held at our headquarters at 3600 Peterson Way, Santa Clara, California on Tuesday, June 6, 2017 at 10:00 a.m. (Pacific Time).

The matters to be acted upon are described in the accompanying notice of annual meeting and proxy statement.

Please use this opportunity to take part in our company’s affairs by voting on the business to come before the meeting. Whether or not you plan to attend the meeting, please vote on the Internet or by telephone or sign and return a proxy card to ensure your representation at the meeting. Your vote is important.

We hope to see you at the meeting.

Sincerely,

/s/ Narbeh Derhacobian
Narbeh Derhacobian
President and Chief Executive Officer

ADESTO TECHNOLOGIES CORPORATION

3600 Peterson Way

Santa Clara, CA 95054

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the 2017 Annual Meeting of Stockholders of Adesto Technologies Corporation will be held on Tuesday, June 6, 2017, at 10:00 a.m. (Pacific Time) at our headquarters at 3600 Peterson Way, Santa Clara, California.

We are holding the meeting for the following purposes, which are more fully described in the accompanying proxy statement:

1. To elect two Class II directors of Adesto Technologies Corporation each to serve until the third annual meeting of stockholders following this meeting and until his successor has been elected and qualified or until his earlier resignation or removal.

2. To ratify the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

In addition, stockholders may be asked to consider and vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on May 2, 2017 are entitled to notice of, and to vote at, the meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the stockholders entitled to vote at the meeting will be available during ordinary business hours at our headquarters for examination by any stockholder for any purpose relating to the meeting.

Your vote as an Adesto Technologies Corporation stockholder is very important. Each share of stock that you own represents one vote. For questions regarding your stock ownership, if you are a registered holder, you can contact our transfer agent, Computershare, through their website at www.computershare.com or by phone at (877) 373-6374.

By Order of the Board of Directors,

/s/ Ron Shelton
Ron Shelton Secretary

Santa Clara, California

May 4, 2017

Whether or not you expect to attend the meeting, we encourage you to read the proxy statement and vote by telephone or through the Internet or request and submit your proxy card as soon as possible, so that your shares may be represented at the meeting. For specific instructions on how to vote your shares, please refer to the section entitled “General Information About the Meeting” beginning on page 1 of the proxy statement and your proxy card.

ADESTO TECHNOLOGIES CORPORATION

PROXY STATEMENT FOR 2017 ANNUAL MEETING OF STOCKHOLDERS

ADESTO TECHNOLOGIES CORPORATION

3600 Peterson Way

Santa Clara, CA 95054

PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

May  4, 2017

Information About Solicitation and Voting

The accompanying proxy is solicited on behalf of the board of directors of Adesto Technologies Corporation (“we,” “us,” “our,” “Adesto,” or the “Company”) for use at Adesto’s 2017 Annual Meeting of Stockholders (the “meeting”) to be held at Adesto’s headquarters located at 3600 Peterson Way, Santa Clara, California on Tuesday, June 6, 2017, at 10:00 a.m. (Pacific Time), and any adjournment or postponement thereof. This Proxy Statement and the enclosed proxy card are first being mailed on or about May 8, 2017 to stockholders entitled to vote at the meeting

General Information About the Meeting

Purpose of the Meeting

At the meeting, stockholders will act upon the proposals described in this proxy statement. In addition, following the meeting, management will respond to questions from stockholders.

Record Date; Quorum

Only holders of record of common stock at the close of business on May 2, 2017, the record date, will be entitled to vote at the meeting. At the close of business on May 2, 2017, we had 15,743,842 shares of common stock outstanding and entitled to vote.

The holders of a majority of the voting power of the shares of stock entitled to vote at the meeting as of the record date must be present at the meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the meeting if you are present and vote in person at the meeting or if you have properly submitted a proxy.

Voting Rights; Required Vote

Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on May 2, 2017, the record date. You may vote all shares owned by you as of May 2, 2017, including (1) shares held directly in your name as the stockholder of record, and (2) shares held for you as the beneficial owner in street name through a broker, bank, trustee, or other nominee. On May 2, 2017 we had 15,743,842 shares of common stock issued and outstanding.

Stockholder of Record: Shares Registered in Your Name. If on May 2, 2017 your shares were registered directly in your name with our transfer agent, Computershare, then you are considered the stockholder of record with respect to those shares. As a stockholder of record, you may vote at the meeting or vote by telephone, through the Internet, or if you request or receive paper proxy materials by mail, by filling out and returning the proxy card.

Beneficial Owner: Shares Registered in the Name of a Broker or Nominee. If on May 2, 2017 your shares were held in an account with a brokerage firm, bank or other nominee, then you are the beneficial owner of the shares held in street name. As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account. However, the organization that holds your shares is considered the stockholder of record for purposes of voting at the meeting. Because you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from the organization that holds your shares giving you the right to vote the shares at the meeting.

Each director will be elected by a plurality of the votes cast, which means that the two individuals nominated for election to our Board of Directors at the meeting receiving the highest number of “FOR” votes will be elected. You may either vote “FOR” all of the nominees, “WITHHOLD” your vote for all of the nominees or “FOR” all of the nominees except for any of the nominees that you specify. Approval of Proposal No. 2 will be obtained if the number of votes cast “FOR” such proposal at the meeting exceeds the number of votes “AGAINST” such proposal. Abstentions (shares present at the meeting and voted “abstain”) are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Broker non-votes occur when shares held by a broker for a beneficial owner are not voted either because (i) the broker did not receive voting instructions from the beneficial owner, or (ii) the broker lacked discretionary authority to vote the shares. Broker non-votes are counted for purposes of determining whether a quorum is present, and have no effect on the outcome of the matters voted upon. Note that if you are a beneficial holder and do not provide specific voting instructions to your broker, the broker that holds your shares will not be authorized to vote on Proposal No. 1. Accordingly, we encourage you to provide voting instructions to your broker, whether or not you plan to attend the meeting.

Recommendations of the Board of Directors on Each of the Proposals Scheduled to be Voted on at the Meeting

The board of directors recommends that you vote FOR each of the Class II directors named in this proxy statement (Proposal No. 1) and FOR the ratification of the appointment of BPM LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017 (Proposal No. 2).

Voting Instructions; Voting of Proxies

If you are a stockholder of record, you may:

•	vote in person — we will provide a ballot to stockholders who attend the meeting and wish to vote in person;

•	vote via telephone or via the Internet — in order to do so, please follow the instructions shown on your proxy card; or

•	vote by mail — simply complete, sign and date the enclosed proxy card and return it before the meeting in the envelope provided.

Votes submitted by telephone or through the Internet must be received by 11:59 p.m., Pacific Time, on June 5, 2017. Submitting your proxy (whether by telephone, through the Internet or by mail) will not affect your right to vote in person should you decide to attend the meeting. If you are not the stockholder of record, please refer to the voting instructions provided by your nominee to direct it how to vote your shares. You may either vote “FOR” all of the nominees to the board of directors, or you may withhold your vote from any nominee you specify. For Proposal No. 2, you may vote “FOR”, “AGAINST” or “ABSTAIN” from voting. Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure that your vote is counted.

All proxies will be voted in accordance with the instructions specified on the proxy card. If you sign a physical proxy card and return it without instructions as to how your shares should be voted on a particular proposal at the meeting, your shares will be voted in accordance with the recommendations of our board or directors stated above.

If you do not vote and you hold your shares in street name, and your broker does not have discretionary power to vote your shares, your shares may constitute “broker non-votes” (as described above) and will not be counted in determining the number of shares necessary for approval of the proposals. However, shares that constitute broker non-votes will be counted for the purpose of establishing a quorum for the meeting.

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. To make certain all of your shares are voted, please follow the instructions included on each proxy card and vote each proxy card by telephone. If you are voting by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

Expenses of Soliciting Proxies

The expenses of soliciting proxies will be paid by Adesto. Following the original mailing of the soliciting materials, Adesto and its agents may solicit proxies by mail, electronic mail, telephone, facsimile, by other similar means, or in person. Our directors, officers, and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. Following the original mailing of the soliciting materials, Adesto will request brokers, custodians, nominees and other record holders to forward copies of the soliciting materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, Adesto, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

A stockholder of record who has given a proxy may revoke it at any time before it is exercised at the meeting by:

•	delivering to the Corporate Secretary of Adesto (by any means, including facsimile) a written notice stating that the proxy is revoked;

•	signing and delivering a proxy bearing a later date;

•	voting again by telephone or through the Internet; or

•	attending and voting at the meeting (although attendance at the meeting will not, by itself, revoke a proxy).

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a proxy, you must contact that firm to revoke any prior voting instructions.

Voting Results

Voting results will be tabulated and certified by the inspector of elections appointed for the meeting. The final results will be tallied by the inspector of elections and filed with the Securities and Exchange Commission (“SEC”) in a current report on Form 8-K within four business days of the meeting.

Implications of Being an “Emerging Growth Company”

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company’s executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

CORPORATE GOVERNANCE STANDARDS AND DIRECTOR INDEPENDENCE

Adesto is strongly committed to good corporate governance practices. These practices provide an important framework within which our board of directors and management can pursue our strategic objectives for the benefit of our stockholders.

Corporate Governance Guidelines

Our board of directors has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the company. Our Corporate Governance Guidelines are available on the Investor Relations section of our website, which is located at http://ir.adestotech.com, by clicking on “Governance Guidelines,” under “Corporate Governance.” The Corporate Governance Guidelines are reviewed at least annually by our nominating and corporate governance committee, and changes are recommended to our board of directors with respect to changes as warranted.

Board Leadership Structure

Our Corporate Governance Guidelines provide that our board of directors shall be free to choose its chairman in any way that it considers in the best interests of our company, and that the nominating and corporate governance committee shall periodically consider the leadership structure of our board of directors and make such recommendations related thereto to the board of directors with respect thereto as the nominating and corporate governance committee deems appropriate. Our Corporate Governance Guidelines also provide that, when the positions of chairman and chief executive officer are held by the same person, the independent directors shall designate a “lead independent director.” The responsibilities of the chairman or the lead independent director include: scheduling and setting the agenda for each meeting of our board directors; presiding at executive sessions; being available, under appropriate circumstances, for consultation and direct communication with stockholders; and facilitating communication between the independent directors and management.

Our board of directors believes that we and our stockholders currently are best served by having Narbeh Derhacobian, our Chief Executive Officer, serve as a member of our board of directors, Barry Cox, a non-independent director, serve as Chairman and Nelson Chan serve as lead independent director. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from Mr. Derhacobian’s and Mr. Cox’s extensive executive leadership and operational experience, including familiarity with our business. In addition, separation of the office of chairman allows Mr. Derhacobian to focus on his duties as Chief Executive Officer. Our independent directors bring experience, oversight and expertise from outside of our company, while our Chief Executive Officer and Chairman bring company-specific experience and expertise. Our board of directors believes that this governance structure provides strong leadership, creates clear accountability, and enhances our ability to communicate our message and strategy clearly and consistently to stockholders. Our board of directors believes that its independence and oversight of management is maintained effectively through this leadership structure, the composition of the board of directors and sound corporate governance policies and practices.

Our Board of Directors’ Role in Risk Oversight

Our board of directors, as a whole, has responsibility for risk oversight, although the committees of our board of directors oversee and review risk areas which are particularly relevant to them. In its risk oversight role, the board of directors has the responsibility to assess that the risk management processes designed and implemented by management are adequate and functioning as designed. These areas of focus include, but are not limited to, operational, financial, legal, economics and competitive risks.

The committees of the board of directors assist our board in fulfilling its oversight role in certain areas of risk management. The audit committee oversees our financial and reporting processes and the audit of the financial statements of our company and provides assistance to the board of directors with respect to the oversight and integrity of our financial statements, our compliance with legal and regulatory matters, the independent auditor’s qualification and independence, and the performance of our independent auditor. The nominating and corporate governance committee oversees governance-related risks, such as compliance with director independence and conflicts of interests requirements. The compensation committee considers the risks that our compensation policies and practices may have in attracting, retaining, and motivating employees.

Independence of Directors

Our board of directors determines the independence of our directors by applying the independence principles and standards established by the NASDAQ Stock Market (“NASDAQ”). These provide that a director is independent only if the board of directors affirmatively determines that the director does not have a relationship with the company which, in the opinion of the board of directors, would interfere with the exercise of his independent judgment in carrying out the responsibilities of a director. They also specify various relationships that preclude a determination of director independence. Material relationships may include employment, commercial, accounting, family and other business, professional and personal relationships.

Applying these standards, the board of directors annually reviews the independence of the company’s directors, taking into account all relevant facts and circumstances. In its most recent review, the board of directors considered, among other things, the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Based upon this review, our board of directors has determined that the following director nominee and members of our board of directors are currently independent as determined under the rules of the NASDAQ:

Nelson Chan	Francis Lee
Keith Crandell	Kevin Palatnik

All members of our audit committee, compensation committee, and nominating and corporate governance committee must be independent directors as defined by our Corporate Governance Guidelines. Members of the audit committee must also satisfy a separate SEC independence requirement, which provides that they may not accept directly or indirectly any consulting, advisory or other compensatory fee from Adesto or any of its subsidiaries other than their directors’ compensation. Our board of directors has determined that all members of our audit committee, compensation committee and nominating and corporate governance committee are independent and all members of our audit committee satisfy the relevant additional SEC independence requirements for the members of such committee.

Committees of Our Board of Directors

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. The composition and responsibilities of each committee are described below. Copies of the charters for each committee are available, without charge, upon request in writing to Adesto Technologies Corporation, 3600 Peterson Way, Santa Clara, California 95054, Attn: Corporate Secretary or by clicking on “Corporate Governance” in the investor relations section of our website, http://ir.adestotech.com. Members serve on these committees until their resignations or until otherwise determined by our board of directors.

Audit Committee

Our audit committee is comprised of Mr. Palatnik, who is the chair of the audit committee, Mr. Chan and Mr. Lee. The composition of our audit committee meets the requirements for independence under current NASDAQ and SEC rules and regulations. Each member of our audit committee is financially literate as required by current NASDAQ listing standards. In addition, our board of directors has determined that Mr. Palatnik is an “audit committee financial expert” within the meaning of Item 407(d)(5)(ii) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Our audit committee, among other things:

•	selects a qualified firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	helps to ensure the independence and performance of the independent registered public accounting firm;

•	discusses the scope and results of the audit with the independent registered public accounting firm, and reviews, with management and the independent accountants, our interim and year-end consolidated financial statements;

•	reviews our policies on risk assessment and risk management;

•	obtains and reviews a report by the independent registered public accounting firm, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues;

•	approves (or, as permitted, pre-approves) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm;

•	reviews related party transactions and proposed waivers of our code of conduct; and

•	Establish procedures for the receipt, retention and treatment of complaints received by us regarding financial controls, accounting or auditing matters.

Compensation Committee

Our compensation committee is comprised of Mr. Chan, who is the chair of the compensation committee, and Messrs. Crandell and Palatnik. The composition of our compensation committee meets the requirements for independence under current NASDAQ and SEC rules and regulations. Each member of this committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code (the “Code”). The purpose of our compensation committee is to discharge the responsibilities of our board of directors relating to compensation of our executive officers. Our compensation committee, among other things:

•	reviews, approves and determines, or makes recommendations to our board of directors regarding, the compensation of our executive officers;

•	administers our stock and equity incentive plans;

•	reviews and approves and makes recommendations to our board of directors regarding incentive compensation and equity plans; and

•	establishes and reviews general policies relating to compensation and benefits of our employees.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Mr. Lee, who is the chair of the nominating and corporate governance committee, and Mr. Crandell. The composition of our nominating and corporate governance committee meets the requirements for independence under current NASDAQ and SEC rules and regulations. Our nominating and corporate governance committee, among other things:

•	identifies, evaluates and selects, or makes recommendations to our board of directors regarding, nominees for election to our board of directors and its committees;

•	evaluates the performance of our board of directors and of individual directors;

•	considers and makes recommendations to our board of directors regarding the composition of our board of directors and its committees;

•	reviews developments in corporate governance practices;

•	evaluates the adequacy of our corporate governance practices and reporting; and

•	develops and makes recommendations to our board of directors regarding corporate governance guidelines and matters.

Compensation Committee Interlocks and Insider Participation

The members of the compensation committee during 2016 were Nelson Chan, Keith Crandell and Kevin Palatnik. None of the members of our compensation committee in 2016 were at any time during 2016 or at any other time an officer or employee of Adesto or any of its subsidiaries, and none had or have any relationships with Adesto that are required to be disclosed under Item 404 of Regulation S-K. None of our current executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the year ended December 31, 2016.

Board and Committee Meetings and Attendance

The board of directors is responsible for the management and direction of the Company and for establishing broad corporate policies. The board of directors meets periodically during the Company’s fiscal year to review significant developments affecting the Company and to act on matters requiring board of directors approval. The board of directors held six meetings during 2016, the audit committee held four meetings, the compensation committee held two meetings, and the nominating and corporate governance committee held one meeting. During 2016, only one director, Keith Crandell, attended fewer than 75% of the aggregate of all meetings of the board of directors and the aggregate of all meetings of committees on which such member served, that were held during the period in which such director served during 2016.

Board Attendance at Annual Stockholders’ Meeting

We invite and encourage each member of our board of directors to attend our annual meetings of stockholders. We do not have a formal policy regarding attendance of annual meetings by the members of our board of directors. At our 2016 annual meeting of stockholders, we had four directors in attendance.

Communication with Directors

Stockholders and interested parties who wish to communicate with our board of directors, non-employee members of our board of directors as a group, a committee of the board of directors or a specific member of our board of directors (including our chairman or lead independent director, if any) may do so by letters addressed to the attention of our Corporate Secretary.

All communications are reviewed by the Corporate Secretary and provided to the members of the board of directors consistent with a screening policy providing that unsolicited items, sales materials, and other routine items and items unrelated to the duties and responsibilities of the board of directors not be relayed on to directors. Any communication that is not relayed is recorded in a log and made available to our board of directors.

The address for these communications is:

Corporate Secretary

Adesto Technologies Corporation

3600 Peterson WaySanta Clara, CA 95054

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our board members, officers and employees. Our Code of Business Conduct and Ethics is posted on the investor relations section of our website located at http://ir.adestotech.com, by clicking on “Corporate Governance.” Any amendments or waivers of our Code of Business Conduct and Ethics pertaining to a member of our Board or one of our executive officers will be disclosed on our website at the above-referenced address.

NOMINATIONS PROCESS AND DIRECTOR QUALIFICATIONS

Nomination to the Board of Directors

Candidates for nomination to our board of directors are selected by our board of directors based on the recommendation of the nominating and corporate governance committee in accordance with the committee’s charter, our certificate of incorporation and bylaws, our Corporate Governance Guidelines, and the criteria adopted by the board of directors regarding director candidate qualifications. In recommending candidates for nomination, the nominating and corporate governance committee considers candidates recommended by directors, officers, employees, stockholders and others, using the same criteria to evaluate all candidates. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate and, in addition, the committee may engage consultants or third-party search firms to assist in identifying and evaluating potential nominees.

Additional information regarding the process for properly submitting stockholder nominations for candidates for membership on our board of directors is set forth below under “Stockholder Proposals to Be Presented at Next Annual Meeting.”

Director Qualifications

With the goal of developing a diverse, experienced and highly-qualified board of directors, the nominating and corporate governance committee is responsible for developing and recommending to the board of directors the desired qualifications, expertise and characteristics of members of our board of directors, including the specific minimum qualifications that the committee believes must be met by a committee-recommended nominee for membership on the board of directors and any specific qualities or skills that the committee believes are necessary for one or more of the members of the board of directors to possess.

Since the identification, evaluation and selection of qualified directors is a complex and subjective process that requires consideration of many intangible factors, and will be significantly influenced by the particular needs of the board of directors from time to time, our board of directors has not adopted a specific set of minimum qualifications, qualities or skills that are necessary for a nominee to possess, other than those that are necessary to meet U.S. legal, regulatory and NASDAQ listing requirements and the provisions of our certificate of incorporation, bylaws, Corporate Governance Guidelines, and charters of the board committees. In addition, neither the board of directors nor the nominating and corporate governance committee has a formal policy with regard to the consideration of diversity in identifying nominees. When considering nominees, the nominating and corporate governance committee may take into consideration many factors including, among other things, a candidate’s independence, integrity, skills, financial and other expertise, breadth of experience, knowledge about our business or industry and ability to devote adequate time and effort to responsibilities of the board of directors in the context of its existing composition. Through the nomination process, the nominating and corporate governance committee seeks to promote board membership that reflects a diversity of business experience, expertise, viewpoints, personal backgrounds and other characteristics that are expected to contribute to the board of directors’ overall effectiveness. The brief biographical description of each director set forth in Proposal No. 1 below includes the primary individual experience, qualifications, attributes and skills of each of our directors that led to the conclusion that each director should serve as a member of our board of directors at this time.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors currently consists of six directors and is divided into three classes with each class serving for three years, and with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at this meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders held in 2018 and 2019, respectively. At the recommendation of our nominating and corporate governance committee, our board of directors proposes that each of the Class II nominees named below, each of whom is currently serving as a director in Class II, be elected as a Class II director for a three-year term expiring at the 2020 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified or until such director’s earlier resignation or removal.

Shares represented by proxies will be voted “FOR” the election of each of the two nominees named below, unless the proxy is marked to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder might determine. Each nominee has consented to being named in this proxy statement and to serve if elected.

Information Regarding Nominees and Continuing Directors

Nominees to the Board of Directors

The nominees, and their ages and length of board service as of April 1, 2017, are provided in the table below. Additional biographical descriptions of each nominee are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director/Nominee	Age	Director Since
Francis Lee(1)(3)	64	July 2015
Kevin Palatnik(1)(2)	59	August 2015

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee

Francis Lee has been a director of our company since July 2015. Mr. Lee has served as the Chairman of the Board of Directors of Synaptics Incorporated, a semiconductor company, since October 2008 and a director of that company since December 1998. Mr. Lee served as Chief Executive Officer of Synaptics from December 1998 until July 2009 and as President of Synaptics from December 1998 to July 2008. Mr. Lee was a consultant from August 1998 to November 1998. From May 1995 until July 1998, he served as General Manager of NSM, a Hong Kong-based joint venture between National Semiconductor Corporation and S. Megga. Mr. Lee held a variety of executive positions for National Semiconductor from 1988 until August 1995. These positions included Vice President of Communication and Computing Group, Vice President of Quality and Reliability, Director of Standard Logic Business Unit, and various other operations and engineering management positions. Mr. Lee holds a B.S. degree in electrical engineering from the University of California, Davis. Our board of directors believes that Mr. Lee’s extensive knowledge of the semiconductor industry and his extensive business experience qualify him to serve on our board of directors.

Kevin Palatnik has been a director of our company since August 2015. Since February 2016, Mr. Palatnik has served as the Chief Financial Officer of Coherent, Inc., a supplier of laser systems and components. He served as the Chief Financial Officer of Audience, Inc., a provider of voice and audio solutions, from August 2011 until July 2015 when it was acquired by Knowles Corporation. From 1994 to 1999 and June 2001 to

November 2010, he held various positions at Cadence Design Systems, Inc., an electronic design automation software company, including Corporate Controller and most recently Senior Vice President and Chief Financial Officer. Mr. Palatnik also spent 14 years at IBM where he held various engineering and executive financial positions. Mr. Palatnik holds a B.S. degree in industrial engineering and operations research, as well as an M.B.A. from Syracuse University. Our board of directors believes that Mr. Palatnik’s extensive business and financial experience over the past two decades qualify him to serve on our board of directors.

Continuing Directors

The directors who are serving for terms that end following the meeting, and their ages, occupations and length of board service as of April 1, 2017, are provided in the table below. Biographical descriptions of each such director are set forth in the text below the table. These descriptions include the primary individual experience, qualifications, qualities and skills of each of our nominees that led to the conclusion that each director should serve as a member of our board of directors at this time.

Name of Director	Age	Director Since
Class III Directors — Terms Expiring 2018:
Nelson Chan(1)(2)(4)	55	September 2010
Narbeh Derhacobian	54	January 2006

Class I Directors — Terms Expiring 2019:
Barry Cox(5)	74	July 2014
Keith Crandell(2)(3)	56	February 2007

(1)	Member of the audit committee
(2)	Member of the compensation committee
(3)	Member of the nominating and corporate governance committee
(4)	Lead independent director
(5)	Chairman of the board of directors

Nelson Chan has been a director of our company since September 2010 and has served as Lead Independent Director since September 2015. Mr. Chan served as Chief Executive Officer of Magellan Corporation, a consumer electronics company, from December 2006 to August 2008. From 1992 through 2006, he held various senior management positions at SanDisk Corporation, a flash memory storage company, including as Executive Vice President and General Manager, Consumer Business. Mr. Chan has been a director of Deckers Outdoor Corporation, a footwear, apparel and accessories design, marketing and distribution company, since December 2014, Outerwall Inc., a retail kiosk company, since July 2011 (and the Chairman of the Board since June 2013), Synaptics, since February 2007, and Socket Mobile, Inc., a provider of data capture products, since October 2016. He served on the board of Affymetrix, Inc., a genetic analysis company, from March 2010 until March 2016, when it was acquired by Thermo Fisher Scientific Inc. Mr. Chan also served as a member of the board of directors of Silicon Laboratories, a semiconductor company. Mr. Chan is also a member of the board of several privately-held companies. Mr. Chan holds a B.S. degree in electrical and computer engineering from the University of California at Santa Barbara and a M.B.A. from Santa Clara University. Our board of directors believes that Mr. Chan’s substantial experience with public and private companies, both as an executive and board member, and his expertise in building profitable technology companies qualify him to serve on our board of directors.

Narbeh Derhacobian co-founded our company in January 2006, and has served as our President and Chief Executive Officer and as a member of our board of directors since January 2006. During the twelve years prior to founding our company, he served in technical and managerial roles sequentially at Silicon Storage Technology, Inc., a flash memory company, Advanced Micro Devices, Inc., a semiconductor company, Virage Logic

Corporation, a semiconductor company, and Cswitch Corporation, a semiconductor company. Mr. Derhacobian has a B.S. degree and M.S. degree in physics and a Ph.D. in solid state physics from the University of California, Los Angeles and an M.B.A. from San Jose State University. Our board of directors believes that Mr. Derhacobian is qualified to serve as a member of our board of directors because of the perspective and experience he brings as our President and Chief Executive Officer and his management and leadership experience.

Barry Cox has been a director of our company since July 2014 and the Chairman of our board of directors since October 2014. Mr. Cox served as the Chairman of the Board of Audience, Inc., a provider of voice and audio solutions, from October 2009 to September 2011 and as a member of its board of directors until July 2015 when it was acquired by Knowles Corporation. He served as director of Pixelworks, Inc., a semiconductor company, from March 2012 until May 2016. Mr. Cox served as the Executive Chairman of the board of Touchstone Semiconductor Inc., a manufacturer of integrated circuits, from November 2012 until March 2014, when it was acquired by Silicon Laboratories Inc. Mr. Cox was a director of Summit Microelectronics, a semiconductor company, from April 1999 until May 2012, when Summit was acquired by Qualcomm Incorporated. Mr. Cox was a director of Grandis, Inc., a magnetic memory licensing company, from March 2009 until April 2011, when Grandis was acquired by Samsung Electronics Co., Ltd. Mr. Cox has over 45 years of experience in executive leadership positions in the semiconductor industry, including Chief Operating Officer, Chief Executive Officer and Chairman of the Board, in publicly and privately held companies. Mr. Cox holds a B.S. degree in general engineering from the United States Air Force Academy and an M.B.A. from Boston University. Our board of directors believes that Mr. Cox’s leadership roles in the global semiconductor industry and his experiences gained from serving as director of the boards of other public semiconductor companies qualify him to serve on our board of directors.

Keith Crandell has been a director of our company since February 2007. Since July 1994, Mr. Crandell has served as a managing director of ARCH Venture Partners, a venture capital firm focused on early-stage technology companies. He is a director of several private companies and he also serves as a director of the Illinois Venture Capital Association. Mr. Crandell holds a B.S. degree in chemistry and mathematics from St. Lawrence University, an M.S degree in chemistry from the University of Texas at Arlington and an M.B.A. from the University of Chicago. Our board of directors believes that Mr. Crandell’s extensive knowledge of the semiconductor industry and his financial and investment expertise qualify him to serve on our board of directors.

There are no familial relationships among our directors and officers.

Director Compensation

During 2016 our non-employee directors were compensated in the following manner under our existing director compensation program.

Annual and Meeting Fees. During 2016, our non-employee directors received the following cash compensation for their service on the board of directors and its committees:

•	$35,000 annual cash retainer;

•	$19,000 for the chair of our audit committee and $8,000 for each of its other members;

•	$10,000 for the chair of our compensation committee and $5,000 for each of its other members; and

•	$6,000 for the chair of our nominating and corporate governance committee and $3,000 for each of its other members.

In addition, effective April 1, 2016, we established an annual fee for our lead independent director of $20,000. We pay this fee, the annual retainer fee and any additional fees to each director in equal quarterly installments in arrears.

Equity Awards. Our current non-employee director equity compensation policy provides that each newly-elected or appointed non-employee director will be granted stock option having a fair market value on the grant date equal to approximately $50,000 and, immediately following each annual meeting of our stockholders, each non-employee director will automatically be granted additional restricted stock units (“RSUs”) having a fair market value on the date of grant equal to approximately $30,000 if the non-employee director has served continuously as a member of our board of directors for at least six months. Each initial stock option award will have a ten-year term and will vest monthly over four years. Each RSU award will fully vest on the one-year anniversary of the grant date. Vesting of the stock options and RSUs is subject to the director’s continuous service on our board of directors. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards.

Non-employee directors receive no other form of remuneration, perquisites or benefits, but are reimbursed for their expenses in attending meetings, including travel, meal and other expenses incurred to attend meetings solely among the non-employee directors.

The following table provides information for the year ended December 31, 2016 regarding all compensation awarded to, earned by or paid to each person who served as a director for some portion or all of 2016. Mr. Derhacobian, our President and Chief Executive Officer, and Mr. Cox, our Chairman of the Board (an executive officer (other than a named executive officer)), did not receive compensation for director service during 2016.

Director Compensation — 2016

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Alexei Andreev*(2)	$—	$—	$—	$—	$—
Nelson Chan	66,000	29,997	—	—	95,997
Keith Crandell	43,000	29,997	—	—	72,997
Francis Lee	49,000	29,997	—	—	78,997
Kevin Palatnik	59,000	29,997	—	—	88,997

*	Former director
(1)	Amounts shown in this column reflect the aggregate full grant date fair value calculated in accordance with Accounting Standards Codification Topic 718 (“ASC 718”) for RSU and/or stock option awards. The grant date fair value was determined using the closing price of our common stock on the date of grant. The amount reported in the Stock Awards and the Option Awards columns reflect the accounting cost for these stock-based awards, and do not correspond to the actual economic value that may be received by the directors from the awards. For information regarding the number of stock options and restricted stock units held by each director as of December 31, 2016, see the table below.
(2)	Mr. Andreev resigned from our board of directors, effective March 28, 2016.

Each person who served as a member of our board of directors during 2016 held the following aggregate number of shares of our common stock subject to outstanding stock options and restricted stock units as of December 31, 2016. For the holdings of Mr. Derhacobian, our President and Chief Executive Officer, please refer to “Executive Compensation — 2016 Outstanding Equity Awards at Fiscal Year-End Table,” below.

Name	Number of Shares Underlying Stock Options Held as of December 31, 2016	Number of Shares Underlying Restricted Stock Units Held as of December 31, 2016
Alexei Andreev*	—	—
Nelson Chan	24,735	18,249
Barry Cox	31,816	12,873
Keith Crandell	—	8,241
Francis Lee	3,030	9,467
Kevin Palatnik	3,030	9,467

*	Former director

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ELECTION OF EACH

OF THE TWO NOMINATED DIRECTORS.

PROPOSAL NO. 2

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has selected BPM LLP as Adesto’s principal independent registered public accounting firm to perform the audit of Adesto’s consolidated financial statements for the fiscal year ending December 31, 2017. As a matter of good corporate governance, our audit committee has decided to submit its selection of principal independent registered public accounting firm to stockholders for ratification. In the event that BPM LLP is not ratified by our stockholders, the audit committee will review its future selection of BPM LLP as Adesto’s principal independent registered public accounting firm.

BPM LLP has audited Adesto’s consolidated financial statements since our 2015 fiscal year. Representatives of BPM LLP are expected to be present at the meeting, in which case they will be given an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

We regularly review the services and fees from our independent registered public accounting firm. These services and fees are also reviewed with our audit committee annually. In accordance with SEC rules and regulations, BPM LLP periodically rotates the individuals who are responsible for Adesto’s audit.

The aggregate fees for fiscal years 2016 and 2015 for each of the following categories of services are as follows:

Fees Billed to Adesto	Fiscal Year 2016	Fiscal Year 2015
Audit fees(1)	$371,434	$785,198
Audit related fees(2)	—	—
Tax fees(3)	—	—
All other fees	—	—

Total fees	$371,434	$785,198

(1)	“Audit fees” include fees for professional services rendered in connection with the audit of our annual financial statements, review of our quarterly financial statements and advisory services on accounting matters that were addressed during the annual audit and quarterly reviews. This category also includes fees for services that were incurred in connection with statutory and regulatory filings or engagements, such as consents and review of documents filed with the SEC.
(2)	“Audit related fees” include fees for professional services rendered that are reasonably related to the performance of the audit or review of our consolidated financial statements including subscription for the online library of accounting research literature and are not reported under “Audit Fees.”
(3)	“Tax fees” include fees for tax advice. Tax advice fees encompass a variety of permissible services, including technical tax advice related to federal and state income tax matters, and assistance with tax audits.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. Our audit committee may also pre-approve particular services on a case-by-case basis.

All of the services relating to the fees described in the table above were approved by our audit committee.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL NO. 2

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2017 by:

•	each stockholder known by us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors or director nominees;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Percentage ownership of our common stock is based on 15,733,709 shares of our common stock outstanding on April 1, 2017. We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable. We have deemed shares of our common stock subject to options or restricted stock units that are currently exercisable or exercisable or will settle within 60 days of April 1, 2017 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address of each of the individuals and entities named below that owns 5% or more of our common stock is c/o Adesto Technologies Corporation, 3600 Peterson Way, Santa Clara, CA 95054.

Name of Beneficial Owner	Shares Beneficially Owned		Percent Owned
Directors and Named Executive Officers
Narbeh Derhacobian	470,051	(1)	3.0%
Ron Shelton	220,929	(2)	1.4
Tom Spade	50,448	(3)	*
Nelson Chan	39,747	(4)	*
Barry Cox	46,257	(5)	*
Keith Crandell	2,276,511	(6)	14.5
Francis Lee	4,868	(7)	*
Kevin Palatnik	4,868	(8)	*
All executive officers and directors as a group (13 persons)	3,602,421	(9)	22.1%

Greater than 5% Beneficial Owners
ARCH Venture Fund VI, L.P.	2,276,511	(10)	14.5%
Harris & Harris Group, Inc.	1,769,868	(11)	11.2
Gilder, Gagnon, Howe & Co. LLC	1,762,661	(12)	11.2
Applied Ventures, LLC	1,503,651	(13)	9.6
Serge Dassault	846,977		5.4

*	Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)	Includes 62,237 shares subject to options that are exercisable within 60 days of April 1, 2017.
(2)	Includes 117,582 shares subject to options that are exercisable within 60 days of April 1, 2017.
(3)	Includes 34,271 shares subject to options that are exercisable within 60 days of April 1, 2017.
(4)	Includes 27,237 shares subject to options that are exercisable within 60 days of April 1, 2017.
(5)	Includes 30,166 shares subject to options that are exercisable within 60 days of April 1, 2017.

(6)	Represents 2,276,511 shares held by ARCH Venture Fund VI, L.P. as noted in footnote 10. Keith L. Crandell, one of our directors, is a managing director of ARCH Venture Partners VI, LLC, the sole general partner of ARCH Venture Partners VI, L.P., the sole general partner of ARCH Venture Fund VI, L.P., and may be deemed to share voting and investment power over the shares held by ARCH Venture Fund VI, L.P.
(7)	Includes 3,336 shares subject to options that are exercisable within 60 days of April 1, 2017.
(8)	Includes 3,336 shares subject to options that are exercisable within 60 days of April 1, 2017.
(9)	Includes (1) 552,259 shares subject to options held by all executive officers and directors that are exercisable within 60 days of April 1, 2017 and (2) 5,000 shares subject to restricted stock units held by all executive officers and directors that vest within 60 days of April 1, 2017.
(10)	Represents 2,276,511 shares held by ARCH Venture Fund VI, L.P. ARCH Venture Partners VI, L.P. is the sole general partner of ARCH Venture Fund VI, L.P., and may be deemed to beneficially own certain of the shares held of record by ARCH Venture Fund VI, L.P. ARCH Venture Partners VI, L.P. disclaims beneficial ownership of all shares held of record by ARCH Venture Fund VI, L.P. in which ARCH Venture Partners VI, L.P. does not have an actual pecuniary interest. ARCH Ventures Partners VI, LLC, as the sole general partner of ARCH Venture Partners VI, L.P., may be deemed to beneficially own certain of the shares held of record by ARCH Venture Fund VI, L.P. ARCH Venture Partners VI, LLC disclaims beneficial ownership of all shares held of record by ARCH Venture Fund VI, L.P. in which ARCH Venture Partners VI, LLC does not have an actual pecuniary interest. Clinton W. Bybee, Keith L. Crandell and Robert T. Nelsen are the managing directors of ARCH Venture Partners VI, LLC and may be deemed to share voting and investment power over the shares held by ARCH Venture Fund VI, L.P. The managing directors disclaim beneficial ownership of all shares held of record by ARCH Venture Fund VI, L.P. in which they do not have an actual pecuniary interest. Mr. Crandell is a member of our board of directors. The address for ARCH Venture Fund VI, L.P. is 8725 W. Higgins Road, Suite 290, Chicago, Illinois 60631.
(11)	Based solely on a Schedule 13D filing by Harris & Harris Group, Inc. on January 9, 2017. The address for Harris & Harris Group, Inc. is 1450 Broadway, 24th Floor, New York, New York 10018.
(12)	Based solely on a Schedule 13G filing by Gilder, Gagnon, Howe & Co. LLC on February 14, 2017 reflecting ownership as of December 31, 2015. The address is for Gilder, Gagnon, Howe & Co. LLC is 3 Columbus Circle, 26th Floor, New York, NY 10019.
(13)	Based solely on a Schedule 13G filing by Applied Materials, Inc. on February 6, 2017 reflecting ownership as of December 31, 2016, reporting shared voting and dispositive power over the shares. Represents shares of common stock held by Applied Ventures, LLC. The address for Applied Ventures, LLC is 3050 Bowers Ave., Santa Clara, CA 95054.

OUR MANAGEMENT

The following table provides information regarding our executive officers as of April 1, 2017.

Name	Age	Position
Narbeh Derhacobian	54	President, Chief Executive Officer and Director
Barry Cox	74	Chairman of the Board
Ron Shelton	55	Chief Financial Officer
Shane Hollmer	49	Vice President, Engineering
Gideon Intrater	56	Chief Technology Officer
Raphael Mehrbians	57	Vice President, Marketing
Ishai Naveh	58	Vice President, Business Development
Tom Spade	50	Vice President, Worldwide Sales
Janet Wang	48	Vice President, Discrete Products Group

Our board of directors chooses executive officers, who then serve at the board of directors’ discretion. There is no family relationship between any of the directors or executive officers and any other director or executive officer of Adesto.

Narbeh Derhacobian co-founded our company in January 2006, and has served as our President and Chief Executive Officer and as a member of our board of directors since January 2006. For biographical information regarding Mr. Derhacobian, please refer to Proposal No. 1, “Election of Directors — Continuing Directors,” above.

Barry Cox has been a director of our company since July 2014 and the Chairman of our board of directors since October 2014. For biographical information regarding Mr. Cox, please refer to Proposal No. 1, “Election of Directors — Continuing Directors,” above.

Ron Shelton has served as our Chief Financial Officer since December 2011. Prior to joining our company, he served as Senior Vice President and Chief Financial Officer of GigOptix Inc., a fabless semiconductor company, from 2009 to January 2011. During the thirteen years prior to joining GigOptix, Inc., Mr. Shelton served as Chief Financial Officer sequentially at Cirrus Logic, Inc, a fabless semiconductor company, Lara Technology Inc., a network technologies company, Alliance Semiconductor Corporation, a semiconductor company, Alien Technology LLC, an RFID company, and IML, Inc., a semiconductor company. Mr. Shelton has a B.A. in economics from Stanford University.

Shane Hollmer co-founded our company in January 2006, and has served as our Vice President of Engineering since April 2007. During the fifteen years prior to founding our company, he served in engineering and engineering management roles at Advanced Micro Devices, Inc., a semiconductor company, Emosyn LLC, a fabless semiconductor company, and Monolithic Power Systems, Inc., a semiconductor company. Mr. Hollmer has a B.S. degree in electrical engineering from the University of California, Berkeley, and an M.B.A. from San Jose State University.

Gideon Intrater has served as our Chief Technology Officer since July 2015. Prior to joining our company, he served as an advisor to a number of companies including Adesto from April 2013 to September 2015. From June 1998 to August 2008 and December 2010 to February 2013, he served in a variety of capacities at MIPS Technologies, Inc., a semiconductor IP company including most recently as Vice President of Marketing from November 2011 to 2013. Prior to rejoining MIPS in December 2010, Mr. Intrater was Vice President of Architecture at Symwave Inc., a supplier of analog/mixed signal semiconductor solutions for consumer devices from October 2008 to December 2010. From August 1987 to June 1998, Mr. Intrater held positions of increasing responsibility at National Semiconductor Corporation, including Director of the Core Technology Unit. Mr. Intrater has a BSEE degree and a MSEE degree in electrical engineering from the Technion, Israel Institute of Technology, and an M.B.A. from San Jose State University.

Raphael Mehrbians has served as our Vice President of Marketing since February 2017. Prior to that, Mr. Mehrbians served as our General Manager of Communications Products from October 2015 to February 2017. Prior to joining our company, he served as an independent business development and executive management consultant to a variety of companies including Adesto from July 2015 to April 2016 and Vice President of Marketing and Sales at Saankhya Labs Inc., a fabless semiconductor company, from January 2012 to September 2014. Over his more than 25 years of experience, he has also held leadership roles at Lexar Media, Cirrus Logic, Inc. and National Semiconductor Corporation and Genesis Microchip, where he was Sr. Vice President of Product Marketing. Mr. Mehrbians has a B.S. degree and M.S. degree in electrical engineering from University of Michigan, Ann Arbor.

Ishai Naveh co-founded our company in January 2006, served as our Vice President of Marketing and Business Development from April 2007 to February 2017 and has served as our Vice President of Business Development since February 2017. Prior to founding our company, he served in various roles at Tower Semiconductor Ltd., a semiconductor company, from March 1993 to September 2007, including most recently as Vice President of Marketing for Non-volatile Memories and Mixed Signal Technologies from October 2002 to September 2007. Previously, he served in various roles at National Semiconductor Corporation, a semiconductor company, from September 1984 to March 1993. Mr. Naveh has a B.Sc. degree in physics from the Hebrew University and an M.B.A. from Heriott-Watt University.

Tom Spade has served as our Vice President Worldwide Sales since December 2014. Prior to joining our company, he served as Vice President of Worldwide Sales at Audience, Inc., a semiconductor company, from August 2010 to August 2014, and at Boston-Power, Inc., a battery systems company, from August 2009 to August 2010. Prior to that, he served as Vice President of Worldwide Sales at Validity, Inc., a sensor technology company, from June 2007 to August 2009. Mr. Spade served as Vice President of Worldwide Sales at Synaptics, a mobile interface solutions company, from March 1998 to June 2007. Prior to that, he served as the Director of Sales at Alliance Semiconductor from May 1993 until March 1998. Mr. Spade has a B.A. degree in economics and management from Albion College.

Janet Wang has served as our Vice President of the Discrete Products Group since August 2012. Prior to that, Ms. Wang served as our Vice President of CBRAM Technology Development from December 2009 to August 2012. From November 2007 to December 2009, she served as our Director of Technology Development. Prior to joining our company, Ms. Wang served in managerial and engineering roles sequentially at Broadcom Corporation, a network and communications company, from 2002 to 2007, Transmeta Corporation, a fabless semiconductor company, from 2000 to 2002, Advanced Micro Devices, Inc., a semiconductor company, from 1997 to 2000, and Aerospace Corporation, an aerospace research corporation, from 1995 to 1997. Ms. Wang has a B.Sc. degree, a M.Sc. degree and a Ph.D. degree in electrical engineering from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

The following tables and accompanying narrative disclosure set forth information about the compensation provided to certain of our executive officers during the years ended December 31, 2016, 2015 and 2014. These executive officers, who include our principal executive officer and the two most highly-compensated executive officers (other than our principal executive officer) who were serving as executive officers at the end of the fiscal year ended December 31, 2016, were

•	Narbeh Derhacobian, our President, Chief Executive Officer and Director (our “CEO”);

•	Ron Shelton, our Chief Financial Officer (our “CFO”); and

•	Tom Spade, our Vice President, Worldwide Sales.

We refer to these individuals as our “named executive officers.”

Executive Compensation Tables

Summary Compensation Table

The following table provides information regarding the total compensation for services rendered in all capacities that was earned by our named executive officers during the years ended December 31, 2016, 2015 and 2014. Mr. Spade was not a named executive officer during the years ended December 31, 2015 and 2014 and therefore his compensation for such years is not presented in the table below.

Name and Principal Position	Year	Salary	Bonus(1)	Option Awards(2)	Stock Awards(3)	Non-Equity Incentive Plan Compensation(4)		All Other Compensation	Total(5)
Narbeh Derhacobian	2016	$360,000	$—	$—	$—	$28,035		$—	$388,035
President and Chief Executive Officer	2015	303,807	2,033	10,564	1,471,500	—		—	1,787,904
	2014	297,375	1,766	19,466	—	—		—	318,607
Ron Shelton	2016	300,000				24,938		—	324,938
Chief Financial Officer	2015	272,921		31,019	507,868	—		—	811,808
	2014	272,594		82,002					354,596
Tom Spade	2016	270,000	—	—	9,240	40,500	(6)		319,740
Vice President, Worldwide Sales

(1)	Represents cash bonuses under our Patent Award Plan which rewards employees for invention of patentable ideas approved by the Patent Award Committee.
(2)	The amounts reported in this column represent the aggregate grant date fair value of stock options granted to our named executive officers during the years ended December 31, 2016, 2015 and 2014 as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value that may be received by our named executive officers from the stock options.
(3)	The amounts reported in this column represent the aggregate grant date fair value of restricted stock units granted to our named executive officers during the years ended December 31, 2016, 2015 and 2014 as computed in accordance with ASC 718. The amounts reported in this column reflect the accounting cost for these restricted stock units, and do not correspond to the actual economic value that may be received by our named executive officers from the restricted stock units. Includes grant date fair value of $1,471,500, and $507,868 for Messrs. Derhacobian and Shelton, respectively, in connection with company-wide awards made in October 2015 to address the dilution of our employees’ and certain non-employee directors’ equity interests in our company as a result of the conversion of the Series E convertible preferred stock in connection with our initial public offering.

(4)	Except as noted otherwise, the amounts in this column represent total performance-based bonuses under our Second Half 2016 Bonus Plan earned for services rendered in the applicable period. See the “2016 Incentive Bonuses” below for information on awards made under our Second Half 2016 Executive Officer Incentive Bonus Plan.
(5)	The amounts in this column represent the sum of the compensation amounts reflected in the other columns of this table.
(6)	Mr. Spade’s 2016 incentive bonus was based on the achievement of revenue as described under “2016 Incentive Bonuses — Individual Bonus Plan for Tom Spade” below.

2016 Incentive Bonuses

Second Half 2016 Bonus Plan. In August 2016, our compensation committee approved a bonus plan for the second half of 2016 (“Bonus Plan”) for certain executive officers of the Company, including Messrs. Derhacobian and Shelton, with target bonus amounts thereunder of 17.5% of these executive officers’ total base salary for 2016 (each, the “on-target bonus payment”). Under the Bonus Plan, following completion of 2016, participants were eligible to receive a bonus based on attainment of performance objectives derived from our financial plan for the second half of 2016 and the non-financial management and business objectives (“MBOs”) established for each participant by our compensation committee. Performance objectives included achievement of financial goals for gross margin, revenue and adjusted EBITDA (as defined in our earnings releases) and MBOs, which were weighted at 70% and 30% respectively. Following the end of 2016, our compensation committee reviewed the achievement of Mr. Derhacobian’s and Mr. Shelton’s objectives and approved the cash incentive amount earned by them, each as described in the “Non-Equity Incentive Plan Compensation” column of Summary Compensation Table.

Individual Bonus Plan for Tom Spade. During 2016, Mr. Spade initially participated in a sales incentive compensation arrangement based on achievement of annual goals for revenue and design wins and MBOs, which were weighted at 55%, 30% and 15%, respectively, with a target bonus amount thereunder of $180,000 (and a maximum opportunity of $205,200). In August 2016, our compensation committee approved a special sales incentive compensation arrangement based solely on achievement of revenue goals for the second half of 2016 (the “Special Bonus Plan”). The target bonus amount under the Special Bonus Plan was $40,000, with a maximum opportunity of $50,000 and no guaranteed minimum thereunder. Our compensation committee reviewed the achievement of Mr. Spade’s objectives and approved the cash incentive amount earned by him described in the “Non-Equity Incentive Plan Compensation” column of Summary Compensation Table. Mr. Spade earned no bonus under the initial sales incentive compensation arrangement and $40,500 under the Special Bonus Plan.

2016 Equity Award

In February 2016, we granted Mr. Spade 1,540 restricted stock units. These restricted stock units vest as to 1/4 of the underlying shares on October 29, 2016 and the remainder will vest ratably over a 36-month period thereafter.

2016 Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of our named executive officers, information regarding outstanding stock options and stock awards held as of December 31, 2016.

	Option Awards							Stock Awards
Name	Grant Date of Option Award		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Options Exercise Price ($)(1)	Option Expiration Date	Stock Awards – Number of Shares of Units of Stock That have Not Vested (#)		Stock Awards – Market Value of Shares or Units of Stock That Have Not Vested ($)(8)
Narbeh Derhacobian	2/15/2007	(2)(3)	63,696	—	(4)	$0.99	2/14/2017
	5/11/2010	(2)(3)	4,545	—	(5)	1.65	5/10/2020
	12/14/2010	(2)(3)	121	—	(5)	1.65	12/13/2020
	12/13/2011	(2)(3)	45	—	(6)	1.65	12/12/2021
	6/18/2013	(2)(3)	20,181	—	(5)	1.65	6/17/2023
	8/11/2014	(2)(3)	40	—	(6)	1.65	8/10/2024
	10/14/2014	(2)(3)	50	—	(6)	1.65	10/13/2024
	4/29/2015	(2)(3)	3,780	765	(7)	3.30	4/28/2025
	4/29/2015	(2)(3)	50	—	(6)	3.30	4/28/2025
	9/29/2015	(2)(3)	30	—	(6)	10.00	9/28/2025
								123,656	(2)(3)(9)	228,764
Ron Shelton	2/7/2012	(2)(3)	1,393	—	(5)	1.65	2/6/2022
	6/18/2013	(2)(3)	90,454	—	(5)	1.65	6/17/2023
	4/29/2015	(2)(3)	11,360	2,276	(7)	3.30	4/28/2025
								42,678	(2)(3)(9)	78,954
Tom Spade	12/16/2014	(2)(10)	20,357	20,370	(11)	1.65	12/15/2024
	9/29/2015	(2)(3)	2,895	6,377	(6)	10.00	9/28/2025
								20,230	(2)(3)(9)	37,426
								1,091	(9)(11)	2,018

(1)	Represents the fair market value of a share of our common stock, as determined by our board of directors, on the option’s grant date
(2)	The option or restricted stock unit award is subject to 50% accelerated vesting following a change of control. See “— Employment Agreements” below.
(3)	The option or restricted stock unit award is subject to 100% accelerated vesting upon a qualifying termination of the executive’s employment with us following a change of control. See “— Employment Agreements” below.
(4)	The option vested over a four-year period as follows: 25% of the shares of our common stock underlying the options vest on the first anniversary of the individual’s vesting commencement date and, thereafter, the remaining shares of our common stock underlying the options vest in 36 equal monthly installments over the next three years. The vesting commencement date for Mr. Derhacobian’s options is February 21, 2007.
(5)	The option vested or vests over a four-year period as follows: 1/48th of the shares of our common stock underlying the option vest each month following the grant date.
(6)	Fully vested as of the grant date.
(7)	The option vested or vets over a two-year period as follows: 1/24th of the shares of our common stock underlying the option vest each month following the grant date.
(8)	Represents the fair market value of the unvested restricted stock units as of December 31, 2016 and assumes the fair market value of our common stock was $1.85 per share, the closing price of our common stock on December 31, 2016.

(9)	The restricted stock unit award vests over a two-year period as follows: 50% of the share subject to the award vest on the first anniversary of the date of grant and thereafter 12.5% of the shares subject to the award vest quarterly.
(10)	The option is subject to 50% accelerated vesting upon a qualifying termination of the executive’s employment with us. See “— Employment Agreements” below.
(11)	The option or restricted stock unit vests over a four-year period as follows: 25% of the shares of our common stock underlying the award vest on the first anniversary of the date of grant and, thereafter, the remaining shares of our common stock underlying the options vest in 36 equal monthly installments over the next three years.

Employment Agreements

Employment Agreements with Narbeh Derhacobian

On February 21, 2007, we entered into an employment agreement with Mr. Derhacobian in connection with his appointment as our President and Chief Executive Officer, which we subsequently amended and restated on August 16, 2013. The terms and conditions of his amended employment agreement provided for an annual base salary of $300,000, subject to review by the board of directors at the start of each fiscal year, and eligibility for an annual bonus, health insurance and other employee benefits as we establish for our employees from time to time. Pursuant to his amended and restated employment agreement, Mr. Derhacobian is an at-will employee of the company. In the event of a “Change in Control” (as such term is defined in his amended and restated employment agreement), Mr. Derhacobian is eligible to receive accelerated vesting with respect to 50% of the total number of unvested shares subject to all of his other outstanding stock options and restricted stock unit awards. In the event of a “Change in Control” (as such term is defined in his employment agreement) and Mr. Derhacobian’s termination other than for “Cause” (as such term is defined in his employment agreement) or self-termination for “Good Reason” (as such term is defined in his employment agreement), in either case upon or within 12 months following the Change in Control, Mr. Derhacobian is eligible to receive accelerated vesting with respect to 100% of the total number of unvested shares subject to all of his other outstanding stock options and restricted stock unit awards. In addition, in the event of such a qualifying termination, he would also receive a lump sum payment equal to the sum of twelve months of his then-current annual base salary, 100% of the target annual bonus and reimbursement of COBRA premiums for up to twelve months.

Employment Agreement with Ron Shelton

On May 30, 2013, we entered into an employment offer letter with Mr. Shelton in connection with his appointment as our Chief Financial Officer. The terms and conditions of his employment offer letter provided for an annual base salary of $275,000, subject to review by the board of directors at the start of each fiscal year, and eligibility for an annual equity and cash bonuses, health insurance and other employee benefits as we establish for our employees from time to time. Pursuant to his employment offer letter, Mr. Shelton is an at-will employee of the company. In the event of a “Change in Control” (as such term is defined in his employment offer letter), Mr. Shelton is eligible to receive accelerated vesting with respect to 50% of the total number of unvested shares subject to all of his other outstanding stock options and restricted stock unit awards. In the event of a “Change in Control” (as such term is defined in his employment offer letter) and Mr. Shelton’s termination other than for “Cause” (as such term is defined in his employment offer letter) or self-termination for “Good Reason” (as such term is defined in his employment offer letter), in either case upon or within 12 months following the Change in Control, Mr. Shelton is eligible to receive accelerated vesting with respect to 100% of the total number of unvested shares subject to all of his other outstanding stock options and restricted stock unit awards. In addition, in the event of such a qualifying termination, he would also receive a lump sum payment equal to the sum of twelve months of his then-current annual base salary, 100% of the target annual bonus and reimbursement of COBRA premiums for up to twelve months.

Employment Agreement with Tom Spade

On November 26, 2014, we entered into an employment offer letter with Mr. Spade in connection with his appointment as our Vice President of Worldwide Sales. The terms and conditions of his employment offer letter provided for an annual base salary of $240,000, subject to adjustment to $270,000 in the event we completed our initial public offering, and eligibility for an annual equity and cash bonuses, health insurance and other employee benefits as we establish for our employees from time to time. Pursuant to this agreement, he was granted options purchase 40,727 shares of common stock at an exercise price of $1.65 per share, of which options to purchase 10,281 shares vested on December 16, 2015, and the remainder will vest ratably over a 36-month period thereafter. Half of the unvested portion of these options will vest if we sell the company or we terminate Mr. Spade without cause. Pursuant to his employment offer letter, Mr. Spade is an at-will employee of the company.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of December 31, 2016 with respect to compensation plans under which shares of our common stock may be issued. The category “Equity compensation plans approved by security holders” in the table below consists of the 2007 Equity Incentive Plan, 2015 Equity Incentive Plan and 2015 Employee Stock Purchase Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders	1,482,849	(1)	$2.68	(2)	1,507,040	(3)
Equity compensation plans not approved by security holders	411,514	(4)	7.77		—

Total	1,894,363				1,507,040

(1)	Excludes purchase rights accruing under the 2015 Employee Stock Purchase Plan and includes 490,954 shares subject to outstanding RSUs.
(2)	The weighted average exercise price relates solely to outstanding stock option shares since shares subject to RSUs have no exercise price.
(3)	Includes 231,355 shares that remain available for purchase under the 2015 Employee Stock Purchase Plan and excludes 773,083 shares of common stock that are subject to outstanding awards under the 2007 Equity Incentive Plan. Any such shares of common stock that are subject to outstanding awards under the 2007 Equity Incentive Plan that are issuable upon the exercise of options that expire or become unexercisable for any reason without having been exercised in full will be available for future grant and issuance under the 2015 Equity Incentive Plan. In addition, the number of shares reserved for issuance under our 2015 Equity Incentive Plan will increase automatically on the first day of January of each of 2016 through 2025 by the number of shares equal to 4% of the total outstanding shares of our common stock as of the immediately preceding December 31. Similarly, the number of shares reserved for issuance under our 2015 Employee Stock Purchase Plan will increase automatically on the first day of January of each of 2016 through 2025 by the number of shares equal to 1% of the total outstanding shares of our common stock as of the immediately preceding December 31 (rounded to the nearest whole share).
(4)	Represents warrants granted as compensation for capital lease or financing transactions to commercial lenders.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From January 1, 2016 to the present, there have been no transactions, and there are currently no proposed transactions, in which the amount involved exceeds $120,000 to which we or any of our subsidiaries was (or is to be) a party and in which any director, director nominee, executive officer, holder of more than 5% of our capital stock, or any immediate family member of or person sharing the household with any of these individuals, had (or will have) a direct or indirect material interest, except for payments set forth under “Proposal No. 1” and “Executive Compensation” above.

Policies and Procedures for Related-Party Transactions

We have adopted a written related-person transactions policy that provides that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of the foregoing persons, are not permitted to enter into a material related-person transaction with us without the review and approval of our audit committee, or a committee composed solely of independent directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 will be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, we expect that our audit committee will consider the relevant facts and circumstances available and deemed relevant to the audit committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

REPORT OF THE AUDIT COMMITTEE

The information contained in the following report of Adesto’s audit committee is not considered to be “soliciting material,” “filed” or incorporated by reference in any past or future filing by Adesto under the Exchange Act or the Securities Act unless and only to the extent that Adesto specifically incorporates it by reference.

The audit committee has reviewed and discussed with Adesto’s management and BPM LLP the audited consolidated financial statements of Adesto for the year ended December 31, 2016. The audit committee has also discussed with BPM LLP the matters required to be discussed pursuant to applicable auditing standards.

The audit committee has received and reviewed the written disclosures and the letter from BPM LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with BPM LLP its independence from Adesto.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Adesto’s Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee

Kevin Palatnik, Chair

Francis Lee

Nelson Chan

ADDITIONAL INFORMATION

Stockholder Proposals to be Presented at Next Annual Meeting

Our bylaws provide that, for stockholder nominations to our board of directors or other proposals to be considered at an annual meeting, the stockholder must give timely notice thereof in writing to the Corporate Secretary at Adesto Technologies Corporation, 3600 Peterson Way, Santa Clara, California 95054, Attn: Corporate Secretary.

To be timely for the 2018 annual meeting, a stockholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of Adesto not earlier than 5:00 p.m. Pacific Time on February 21, 2018 and not later than 5:00 p.m. Pacific Time on March 23, 2018. A stockholder’s notice to the Corporate Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

Stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act and intended to be presented at our 2018 annual meeting must be received by us not later than January 9, 2018 in order to be considered for inclusion in our proxy materials for that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our directors, executive officers and any persons who own more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms furnished to us and written representations from the directors and executive officers, we believe that all Section 16(a) filing requirements were met in fiscal 2016, except that on November 10, 2016 Forms 4 covering the vesting of restricted stock units on October 30, 2016 and, in some cases, related sales of stock to cover taxes due upon vesting were filed late for the following officers and directors: Nelson Chan, Barry Cox, Narbeh Derhacobian, Shane Hollmer, Gideon Intrater, Francis Lee, Ishai Naveh, Kevin Palatnik, Ron Shelton, Tom Spade and Janet Wang.

Available Information

We will mail without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2016, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations

Adesto Technologies Corporation

3600 Peterson Way

Santa Clara, California 95054

The Annual Report is also available at http://ir.adestotech.com.

“Householding” — Stockholders Sharing the Same Last Name and Address

The SEC has adopted rules that permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple stockholders who reside at the same address may receive a single copy of our annual report and proxy materials unless the affected stockholder has provided contrary instructions. This procedure reduces printing costs and postage fees, and helps protect the environment as well.

This year, a number of brokers with account holders who are Adesto stockholders will be “householding” our annual report and proxy materials. A single set of annual report and other proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Computershare, either by calling toll-free (877) 373-6374, or by writing to Computershare, Householding Department, P.O. Box 43078, Providence, RI, 02940-3078.

Upon written or oral request, we will promptly deliver a separate copy of the annual report and other proxy materials to any stockholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the annual report and other proxy materials, you may write or email our Investor Relations department at 3600 Peterson Way, Santa Clara, California 95054, Attn: Investor Relations, email address sheltonir@sheltongroup.com.

Any stockholders who share the same address and currently receive multiple copies of our annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or our Investor Relations department at the address or email address listed above.

OTHER MATTERS

The board of directors does not presently intend to bring any other business before the meeting and, so far as is known to the board of directors, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may arise and properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Adesto Technologies Corporation
IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on June 6, 2017.

Vote by Internet

•	Go to www.investorvote.com/IOTS

•	Or scan the QR code with your smartphone

•	Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposal 2.
1.	Election of Class II Directors 01 - Francis Lee 02 - Kevin Palatnik						+
	☐	Mark here to vote FOR all nominees

	☐	Mark here to WITHHOLD authority for all nominees
					01	02
	☐	For All EXCEPT - To withhold a vote for one or more nominees, mark the box to the left and the corresponding numbered box(es) to the right.			☐	☐
			For	Against	Abstain
2.	Ratification of the appointment of BPM LLP as the independent registered public accounting firm for fiscal year ending December 31, 2017.		☐	☐	☐

B Non-Voting Items
Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance	☐
Mark the box to the right if you plan to attend the Annual Meeting.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

⬛		1 U P X	+

02LRMC

2017 Annual Meeting Admission Ticket

2017 Annual Meeting of

Adesto Technologies Corporation Stockholders

June 6, 2017 10:00 a.m. Local Time

3600 Peterson Way

Santa Clara, California 95054

Upon arrival, please present this admission ticket

and photo identification at the registration desk.

Directions:

From San Francisco: Use US-101 South, take exit 394 onto Lawrence Expressway, turn left onto Oakmead Parkway, turn left onto Lakeside Drive and turn right onto Peterson Way.

From San Jose: Use US-101 North, take exit 393 onto Bowers Avenue, turn right onto Augustine Drive, turn right onto Lakeside Drive, turn left onto Tannery Way and turn right onto Peterson Way.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy – Adesto Technologies Corporation

Notice of 2017 Annual Meeting of Stockholders

3600 Peterson Way, Santa Clara, CA 95054

Proxy Solicited by Board of Directors for Annual Meeting – June 6, 2017

Narbeh Derhacobian and Ron Shelton, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Adesto Technologies Corporation to be held on June 6, 2017 or at any postponement or adjournment thereof.

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and FOR Proposal 2.

(Items to be voted appear on reverse side.)